Exhibit 99.1

PRESS RELEASE

Contact: John T. Thomas, 214-549-6611 President and CEO or Jeff N. Theiler, 414-367-5610 EVP and CFO

Physicians Realty Trust Announces $152.8 Million of Investment Activity for the 4th Quarter 2015,
$99.6 Million of Executed Purchase and Sale Agreements and
$167.4 Million of Executed Letters of Intent

Completes $841 Million of Healthcare Real Estate Investments for 2015

Introduces Acquisition Guidance of $750 Million to $1.0 Billion for 2016

MILWAUKEE -- (BUSINESS WIRE) -- January 19, 2016 -- Physicians Realty Trust (NYSE:DOC) (the “Company”), a self-managed healthcare properties REIT, announced today the closing of $152.8 million of medical real estate investments, made directly or indirectly through its operating partnership (defined below), during the fourth quarter of 2015. Total investment activity for 2015 was $841 million, representing 103% growth in gross real estate assets year over year.
Fourth Quarter 2015 Investments
The Company previously announced in October 2015 the acquisitions of the Catalyst Portfolio, the Truman Medical Center Mezz Loan, the Arete Surgical Center, the Cambridge Professional Center, and the Great Falls Replacement Surgical Hospital Mezz Loan, for an aggregate purchase price of approximately $53.5 million. In addition to these previously announced acquisitions, the Company also completed the $99.3 million of acquisitions described below:
HonorHealth 44th Street. On November 13, 2015, the Company closed on the 15 year sale-leaseback of a 27,270 medical facility property with HonorHealth (S&P: “A-”) in Phoenix, Arizona, for a purchase price of approximately $7.2 million. The facility is 100% leased by HonorHealth. The first year unlevered cash yield on this investment is expected to be approximately 6.3%.
Mercy Medical Center. On December 1, 2015, the Company closed on the acquisition of a 30,000 medical office building in Fenton, Missouri for a purchase price of approximately $9.9 million that is 100% leased to Mercy Health System (S&P: “AA-“), a member of the Sisters of Mercy Health System, St. Louis, Inc.,

one of the largest Catholic healthcare systems in the United States. The first year unlevered cash yield on this investment is expected to be approximately 6.5%.
Nashville MOB. On December 17, 2015, the Company entered into and closed the contribution agreement with the owner of a newly constructed approximately 110,000 square foot medical office building ("MOB") anchored by a major physician group in Nashville, Tennessee in exchange for approximately $45.4 million paid in Series A Participating Redeemable Preferred Units of the Operating Partnership and cash to pay off the existing debt encumbered by the facility. The Class A Nashville MOB is 100% leased to multiple tenants under long-term leases. Once all tenants take occupancy (expected in June 2016), the first year stabilized unlevered cash yield on this investment is expected to be approximately 6.0%.
Hillside Medical Center - Suite 100. On December 18, 2015, the Company completed the acquisition of the final 16,669 square foot condominium interest in the Hillside Medical Center in Hanover, Pennsylvania for a purchase price of approximately $4.2 million. The Company now owns 100% of this medical office facility, which is 100% occupied. Hanover Hospital leases 60% of this facility. The Company's aggregate investment in this property is approximately $15.6 million, and the first year unlevered cash yield is expected to be approximately 7.2%.
KSF Orthopaedic. On December 22, 2015, the Company completed the acquisition of a 49,868 square foot medical office building in Houston, Texas, primarily leased to a prominent orthopedic group and affiliates of United Surgical Partners International, Inc., a subsidiary of Tenet Healthcare (NYSE:THC). The purchase price was approximately $6.3 million, and the first year unlevered cash yield on this investment is expected to be approximately 7.2%.
Great Falls Clinic. On December 29, 2015, the Company completed the acquisition of an approximate 75% interest in the 108,000 square foot medical office building located on the campus of the Great Falls Clinic and Hospital in Great Falls, Montana, in partnership with the physicians of Great Falls Clinic. This facility is 100% occupied and was acquired for a total purchase price of approximately $24.2 million. The first year unlevered cash yield is expected to be approximately 6.8%.
Randall Road MOB - Suites 170, 320, 380. During December 2015 and January 2016, the Company completed the purchase of three additional condominium interests in the Randall Road Medical Office Facility, located in Elgin, Illinois. Suites 170 and 320 were purchased for a combined total of $0.9 million in December 2015 and Suite 380 was purchased for $0.7 million in January 2016. The facility, which is adjacent to Advocate healthcare system’s Sherman hospital, is now 95% owned by the Company, and is 100% occupied. The Company's aggregate investment is approximately $16.4 million, and the first year unlevered cash yield is expected to be approximately 8.1%. The Company expects to complete the purchase of the last remaining condominium unit during 2016.
The remaining fourth quarter investment activity of roughly $1.0 million was for additional draws on an existing construction loan.
Pending Transactions
In addition to the properties acquired and real estate mezzanine and construction loan investments executed during the fourth quarter of 2015, the Company acquired Randall Road MOB Suite 380 detailed above as well as entered into definitive agreements, made directly or indirectly through its operating partnership, to make 5 acquisitions of 7 healthcare properties. The properties, located in 5 states, represent an aggregate total of approximately $99.6 million in pending acquisitions.

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Great Falls Replacement Surgical Hospital, Great Falls, Montana: The Company provided a mezzanine loan in the amount of approximately $4.5 million to construct a replacement surgical facility, which has now been completed, containing approximately 63,886 square feet and adjacent to the Company’s Great Falls Clinic medical office facility described above. This new facility is replacing an existing surgical facility moving it to a location more efficient to the physician owners and in closer proximity with the patients they serve. The Company entered into a purchase agreement to acquire the facility for a purchase price of approximately $29 million, with a first year unlevered yield expected to be approximately 8.8%. The building is expected to be 100% occupied.

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St. Vincent - Naab, Indianapolis, Indiana: This 40,936 square foot medical office building is located on the campus of St. Vincent Hospital, in Indianapolis, Indiana. St. Vincent is a flagship hospital in Ascension Health (S&P: “AA+”). The multi-tenant facility houses services in the areas of women's health, oncology, and diagnostic imaging and is anchored by St. Vincent. The purchase price is approximately $8.5 million, with a first year unlevered yield expected to be approximately 6.8%. The building is 100% occupied.

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Park Nicollet Clinic, Chanhassen, Minnesota: This 56,600 square foot medical office building is located in Chanhassen, a suburb of Minneapolis. This single tenant MOB is 100% leased to and occupied by the Park Nicollet Clinic, a subsidiary affiliate of HealthPartners (S&P, “A”). The purchase price is approximately $18.6 million, with a first year unlevered yield expected to be approximately 6.6%.

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Riverview Medical Center: This 73,465 square foot medical office building is 100% leased to and occupied by the Fairview Health System (S&P, "Baa2"), located in Lancaster, Ohio. The purchase price is approximately $12.9 million, with a stabilized first year unlevered cash yield expected to be approximately 7.5%.

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Birmingham, Alabama MOBs: This portfolio of 3 on-campus medical office buildings containing approximately 224,876 square feet of medical office facilities is located on the campus of a national health system (S&P: “AA+”) hospital, in Birmingham, Alabama. The multi-tenant facility is 93% occupied, with 24% anchored by the hospital and the balance occupied by physicians on the medical staff of the hospital. The purchase price is approximately $30.6 million, with a first year unlevered cash yield expected to be approximately 7.2%.

In addition to the above pending transactions, we have executed 8 non-binding letters of intent (LOIs) to acquire 16 facilities in 7 states, for purchase prices aggregating approximately $167.4 million.
Each pending acquisition described in this press release is subject to customary closing conditions and the non-binding letters of intent are subject to negotiation and execution of definitive agreements and customary closing conditions and there can be no assurance the Company will complete any of these transactions or acquire any of these buildings.
John T. Thomas, President and Chief Executive Officer stated, “We continue to grow Physicians Realty Trust in a prudent manner, focusing on high quality real estate, anchored by what we believe to be excellent health systems and physician practices. We more than doubled the Company's gross real estate assets in 2015. In addition, we were one of the few healthcare real estate investment trusts that produced a positive total shareholder return for the 2015 calendar year, measured by both stock appreciation and dividends paid. The vast majority of the investments completed in 2015 and pending investments for 2016 are a result of management's relationships with physicians, and health systems, and their advisers. We anticipate similar growth in 2016, as we expect to complete, including the pending investments announced today, between $750 million to $1 billion of total real estate investments in 2016, subject to favorable capital market conditions.”

About Physicians Realty Trust
Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership, (the “Operating Partnership”) directly or through limited partnerships, limited liability companies or other subsidiaries controlled by the Operating Partnership.
Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward looking statements include any statements regarding the Company’s strategic and operational plans. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the "Commission"), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.
Source: Physicians Realty Trust